EXHIBIT 99.1
Fastenal Company Announces Conference Call to Review 2015 Second Quarter Earnings
WINONA, Minn., June 25, 2015 (GLOBE NEWSWIRE) -- Fastenal Company (Nasdaq:FAST) announced the date and time for their conference call to review 2015 second quarter results, as well as current operations. The conference call will be broadcast live over the Internet on Tuesday, July 14, 2015 at 9:00 a.m. Central Time.
To access the call, please visit the following Web address:
http://investor.fastenal.com/events.cfm
An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available until September 1, 2015. Participants must have a soundcard and speakers to listen to the online broadcast.
Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; metals, alloys and materials; and office supplies.
Fastenal operates approximately 2,700 stores located primarily in North America with additional locations in Asia, Europe, Central and South America, and Africa. The Company operates 14 distribution centers in North America; eleven in the United States - Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina and Kansas, and three outside the United States - Ontario, Canada; Alberta, Canada; and Nuevo Leon, Mexico.
Additional information regarding Fastenal is available on the Fastenal Company website at www.fastenal.com.
FAST-G
The Fastenal Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6432

CONTACT:	Ellen Trester
Financial Reporting & Regulatory Compliance Manager
507.313.7282